EXHIBIT 8

SIGNIFICANT SUBSIDIARIES, ASSOCIATES, JOINT VENTURES AND BUSINESS UNITS

     Reed Elsevier PLC and Reed Elsevier NV conduct their business through two jointly owned companies, Reed Elsevier Group plc and Elsevier Reed Finance BV. Refer to Item 4: Information on Reed Elsevier for further background.

     The following table shows the significant subsidiaries, associates, joint ventures and business units of Reed Elsevier Group plc and of Elsevier Reed Finance BV by reference to business segment and geographical location. All businesses are 100% owned unless otherwise stated.

Business	Geographical location

Reed Elsevier Group plc	United Kingdom

Holding Companies

Reed Elsevier (UK) Limited(1)	United Kingdom
Reed Elsevier Holdings B.V.	The Netherlands
Reed Elsevier Nederland B.V.	The Netherlands
Reed Elsevier Overseas B.V.	The Netherlands
Reed Elsevier US Holdings Inc	United States
Reed Elsevier Inc.(1)	United States
Reed Elsevier Capital Inc.	United States
Harcourt, Inc(1)	United States
HGI Investment Trust	United States
Reed Elsevier Properties Inc.	United States

Elsevier

Elsevier Limited	United Kingdom
Elsevier B.V.	The Netherlands
Excerpta Medica Medical Communications B.V.	The Netherlands
Elsevier Inc.	United States
Excerpta Medica, Inc	United States
Mosby, Inc.	United States
MDL Information Systems, Inc.	United States
Endeavor Information Systems, Inc.	United States
Elsevier Ireland Limited	Republic of Ireland
MDL Information Systems GmbH	Germany

LexisNexis

LexisNexis UK(2)	United Kingdom
Applied Discovery, Inc.	United States
LexisNexis(3)	United States
Matthew Bender and Company, Inc.	United States
Martindale-Hubbell(3)	United States
RiskWise International L.L.C.	United States
Seisint, Inc.	United States
LexisNexis Public Records Data Services Inc.	United States
Editions du Juris-Classeur SA	France
Dott. A. Giuffrè Editore Spa (40%)	Italy
Butterworths Australia(4)	Australia

Harcourt Education

Harcourt Education Limited	United Kingdom
Harcourt School Publishers(5)	United States
Holt, Rinehart and Winston(5)	United States
Harcourt Achieve Inc.	United States
Harcourt Assessment Inc.	United States

Business	Geographical location

Reed Business

Reed Business Information Limited	United Kingdom
Reed Exhibitions Limited	United Kingdom
Reed Business Information B.V.	The Netherlands
Reed Business Information US(3)	United States
Reed Construction Data Inc.	United States
Reed Exhibitions(3	United States
Reed Expositions France SA	France
Reed Midem Organisation SA	France
Groupe Strategies SA	France
Fiera Milano International Spa (47%)	Italy
Reed Exhibitions Japan Limited	Japan

Elsevier Reed Finance B.V.	The Netherlands

Elsevier Swiss Holdings SA	Switzerland
Elsevier Finance SA	Switzerland
Elsevier Properties SA	Switzerland
Elsevier Risks SA	Switzerland

(1)	Holding company, but also trades through one or more operating divisions

(2)	Division of Reed Elsevier (UK) Limited

(3)	Division of Reed Elsevier Inc.

(4)	Division of Reed International Books Australia Pty Ltd

(5)	Division of Harcourt, Inc.